                                                                    EXHIBIT 10.2

                                   SUBLEASE

AGREEMENT OF SUBLEASE made this 3 day of September, 1998, by and between NovaCare, Inc. with offices at 1016 West Ninth Avenue, King of Prussia, PA ("Sublessor") and Florida Business BancGroup, a Florida corporation with offices at 500 North Westshore Blvd. Suite 1000, Tampa, Florida

                                                              ("Sublessee").
-------------------------------------------------------------


                             W I T N E S S E T H :

WHEREAS, pursuant to a lease dated October 14, 1996, between Edgewood General Partnership as landlord ("Prime Landlord") and Sublessor as tenant, attached hereto as Exhibit "A" ("Prime Lease"), the Prime Landlord leased to Sublessor approximately 3,041 square feet of office space known as Tower II, Austin Center West located at 1408 North Westshore Boulevard, Suite 502, Tampa, Florida; and

WHEREAS, Sublessee desires to sublease approximately 3,041 square feet of said premises from Sublessor.

NOW THEREFORE, the parties hereto agree as follows:

1.   SUBLEASE

Sublessor hereby subleases to Sublessee, and Sublessee hereby hires and subleases from Sublessor, on the terms, covenants and conditions hereinafter provided, the Subleased Premises which the parties acknowledge and agree contains approximately 3,041 rentable square feet.

2.   TERM

The term of this Sublease shall commence on November 1, 1998 (the "Commencement Date") and shall expire on October 1, 1999 (the "Termination Date") unless sooner terminated by reason of or pursuant to any provision set forth herein or in the Prime Lease.

3.   RENT

Sublessee shall pay Sublessor as rent hereunder Sixteen Dollars ($16.00) per square foot. Sublessee shall pay the rent in equal monthly installments of four thousand fifty-four and 66/100 dollars ($4,054.66).

4.   USE

The Subleased Premises shall be used only for purposes allowed for in the Prime Lease.

5.   ASSIGNMENT

Sublessee shall not assign this Sublease nor sublet the Subleased Premises in whole or in part; and shall not permit Sublessee's interest in this Sublease to be vested in any third party by operation of law or otherwise.

6.   ESCALATION

Not Applicable.

7.   PRIME LEASE

This lease is subject and subordinate to the Prime Lease. Except as may be inconsistent with the terms hereof, all the terms covenants and conditions in the Prime Lease contained shall be applicable to this Sublease with the same force and effect as if Sublessor were the tenant thereunder; and in case of any breach hereof by Sublessee, Sublessor shall have all the rights against Sublessee as would be available to the landlord against the tenant under the Prime Lease if such breach were by the tenant thereunder.

8.   SERVICES PROVIDED BY PRIME LANDLORD

Notwithstanding anything herein contained, the only services or rights to which Sublessee is entitled hereunder are those to which Sublessor is entitled under the Prime Lease and for all such services and rights, Sublessee will look to the Prime Landlord under the Prime Lease.

9. SUBLESSEE'S OBLIGATIONS AND SUBLESSOR'S RIGHT TO PERFORM SUBLESSEE'S OBLIGATIONS

Sublessee, with respect to the Subleased Premises, will duly and faithfully observe all the terms and restrictions and perform all the obligations imposed on Sublessor as tenant under the Prime Lease. Sublessor shall have the right (but not the obligation) to take at the sole expense of Sublessee, any and all actions required to be taken by the Sublessee pursuant to the provisions hereof or the Prime Lease, but not timely taken by Sublessee which may be necessary to prevent a default under or to assure complete compliance with the terms of this Sublease or the Prime Lease. All costs and expenses incurred by Sublessor, including, but not limited to, counsel fees, for any actions taken pursuant to this. Article 9 shall be payable by Sublessee, as additional rent, within five (5) days after delivery of a statement of any such costs to Sublessee.


10.   SUBLESSOR NOT LIABLE FOR DEFAULTS OF PRIME LANDLORD

Sublessor shall not be responsible, answerable, or liable to Sublessee for or by reason of any defaults by the Prime Landlord as the landlord under the Prime Lease.


11.   SUBLESSEE NOT TO CAUSE DEFAULT

Sublessee shall neither do nor permit anything to be done which would cause the Prime Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in the landlord under the Prime Lease.


12.   INDEMNITY FOR SUBLESSEE'S BREACH

Sublessee shall indemnify and hold Sublessor harmless from and against all claims of any kind whatsoever by reason of any breach or default of this Sublease on the part of Sublessee.


13.   SECURITY

Sublessee has paid Sublessor on the execution and delivery of this Sublease the sum of four thousand fifty-four and 66/100 dollars ($4,054.66) as security for the full and faithful performance of the terms, covenants and conditions of this Sublease on Sublessee's part to be performed or observed, including but not limited to payment of rent and additional rent in default of for any sum which Sublessor may expend or to be required to expend by reason of Sublessee's default, including any damages or deficiency in reletting the Subleased premises, in whole or in part, whether such damages shall accrue before or after summary proceedings or other re-entry by Sublessor. If Sublessee shall fully and faithfully comply with all the terms, covenants and conditions of this Sublease on Sublessee's part to be performed or observed, the security or any unapplied balance thereof shall be returned to Sublessee after the time fixed as the expiration of the demised term and after the removal of Sublessee and surrender of possession of the Subleased Premises.

14.   CONDITION OF SUBLEASED PREMISES

Sublessee hereby accepts the Subleased Premises in their current "as is" condition. Upon the expiration or termination of the term of this Sublease, Sublessee shall quit and surrender the Subleased Premises "broom clean," in the same condition as on the Commencement Date damage not the fault of Sublessee and ordinary wear and tear excepted. Sublessor makes no representations or warranties as to the condition of the premises including electrical, mechanical, and any other systems serving the Premises.

Sublessee shall not make any alterations, changes, etc. without the prior written consent of Sublessor (which is further subject to the Prime Landlord's approval).

15.   SURRENDER OF PREMISES

Sublessee agrees that time shall be of the essence with respect to Sublessee's obligation to surrender possession of the Subleased Premises to Sublessor upon the termination of the term of this Sublease, and further agrees that in the event that Sublessee does not promptly surrender possession of the Subleased Premises to Sublessor upon such termination, Sublessor, in addition to any other rights and remedies Sublessor may have against Sublessee for such holding over, shall be entitled to bring summary proceedings against Sublessee, and Sublessee agrees to reimburse Sublessor for Sublessor's damages, consequential as well as direct, sustained by Sublessor by reason of such holding over including without limitation, Sublessor's reasonable attorney's fees and disbursements incurred in connection with the exercise by Sublessor of its remedies against Sublessee. Consequently damages shall include but not be limited to: (a) Sublessor's costs incurred as a result of Sublessor's costs incurred as a result of Sublessor's inability to occupy the Subleased Premises including additional moving expenses and increased construction costs, if any, relating to any improvements to the Subleased Premises planned by Sublessor upon termination of this Sublease; and
(b) any amounts owed to the Prime Landlord for failure to surrender the premises leased under the Prime Lease upon termination of the Prime Lease.

16.   ENTIRE AGREEMENT

This Sublease constitutes the entire agreement between the parties hereto and no earlier statements or prior written matter shall have any force or effect. Sublessee agrees that it is not relying on any representations or agreements of the other, except those contained in this Sublease. This Sublease shall not be modified or canceled or amended except by written instrument subscribed by both parties.

17.   SUCCESSORS

The covenants, conditions and agreements contained in this Sublease shall bind and inure to the benefit of Sublessor and Sublessee and their respective successors and their assigns.

18.   NOTICES

Any notice required or desired to be given to any party hereto shall be given by certified mail, return receipt requested, and be addressed to the parties hereto at their address as set forth below:


     If to Sublessor:
     Attention:          NovaCare, Inc.
     With a copy to:     1016 West Ninth Avenue
                         King of Prussia, PA 19406
     Attention:          Cheryl M. Conley


     If to Sublessee:    Florida Business BancGroup, Inc.

                                                              (address)

                                                              (address)

     Attention:          Timothy A. McGuire


Sublessee shall, at all times during the term of this Sublease, send Sublessor copies of all notices it receives for the Prime Landlord and any government entity in connection with the Demised Premises and Sublessee's occupancy thereof promptly upon sublessee's receipt thereof.

19.   PRIME LANDLORD'S CONSENT

This Sublease is conditioned upon Sublessor's obtaining the Prime Landlord's written consent to this Sublease. Sublessor will seek the Prime Landlord's consent pursuant to the Prime Lease. If such consent is refused or if the same is not obtained in writing within thirty (30) days after the date hereof, this Sublease shall be null and void, of no force or effect and all sums that Sublessee shall have paid or delivered hereunder to Sublessor shall be promptly returned to Sublessee.

20.   BROKERS

Sublessee covenants, warrants, and represents that is has not dealt with any broker in connection with this Sublease other than CLW Realty and Sublessor agrees to pay the commission of said broker in accordance with a separate agreement. Sublessee agrees to indemnify and hold Sublessor harmless from any and all liability, damage, costs, expenses and fees (including attorneys' fees) which Sublessor may incur or be required to pay as a result of Sublessee's dealings with any broker other than CLW Realty or sublessee's breach of the foregoing representation and warranty.

IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be signed and sealed as of the day and year first above written.



                                                       NOVACARE, INC.
                                             --------------------------------
                                                         Sublessor



                                                        ROSS FORMAN
                                             --------------------------------
                                             By: Ross Forman
                                                 Director of Real Estate

                                             Date: 9/03/98


                                                    TIMOTHY A. MCGUIRE
                                             --------------------------------
                                                        Sublessee

                                             By: Timothy A. McGuire

                                             Date: 9/03/98

                          LESSOR'S CONSENT TO SUBLEASE

The undersigned ("Lessor"), lessor under the Prime Lease, hereby consents to the foregoing Sublease without waiver of any restriction in the Prime Lease concerning further assignment or subletting. Lessor certifies that as of the date of Lessor's execution hereof, Sublessor is not in default or breach of any of the provisions of the Prime Lease and that the Prime Lease has not been amended or modified, except as expressly set forth in the foregoing Sublease. Lessee, NovaCare, Inc. shall continue to be primarily responsible under the Prime Lease and shall perform all obligations as required under said Prime Lease.


Date:     9-3-98
          ---------------------------------------

Lessor:   Edgewood General Partnership
          ---------------------------------------

By:
          ---------------------------------------

Title:    As Agent For Edgewood Gen. Partnership
          ---------------------------------------

                                   EXHIBIT A

                          LESSOR'S CONSENT TO SUBLEASE

The undersigned ("Lessor"), lessor under the Master Lease hereby consents to the foregoing Sublease without waiver of any restriction in the Master lease concerning further assignment or subletting. Lessor certifies that as of the date of Lessor's execution hereof Sublessor is not in default or breach of any of the provisions of the Prime Lease has not been amended or modified except as expressly set forth in the foregoing Sublease,



Date:  ______________________________

Lessor:______________________________

By:    ______________________________

Title: ______________________________

                 FOR THE EXCLUSIVE USE OF THE AUSTIN COMPANIES
                                      FOR
                          AUSTIN CENTER WEST PHASE II
                                LEASE AGREEMENT



         THIS AGREEMENT, made and entered into at Tampa, Florida, on this 14 of October, 1996 by and between EDGEWOOD GENERAL PARTNERSHIP party of the first part, hereinafter called "Lessor", and NOVACARE, INC. party of the second part, hereinafter called "Lessee."

                                  WITNESSETH:

           That Lessor, in consideration of the rentals hereinafter reserved and the covenants, agreements, and conditions hereinafter undertaken by or imposed upon Lessee, hereby leases, lets, and demises unto Lessee, and Lessee hereby leases and hires from Lessor, that certain office space hereinafter described in the building known as TOWER II, AUSTIN CENTER WEST located at 1408 North Westshore Boulevard, Tampa, Florida (the "Building"). Said office space has a street address of 1408 North Westshore Boulevard, Suite 502, Tampa, Florida, is more particularly described in Exhibit "A" attached hereto and made a part hereof, and hereinafter is referred to as the "Premises." The real property of which the building and the Premises constitute a part, together with all appurtenances thereto, is hereinafter referred to as the "Land."

         The following expressed stipulations and conditions are made a part of this Lease and are hereby assented to by Lessor and Lessee:

         1. TERM. The initial term of this lease shall be for a period of Three
(3) years, commencing at midnight on *November 1, 1996, and ending at midnight on October 1, 1999, both dates inclusive, for the agreed rental herein stipulated, unless sooner terminated as hereinafter provided. Should the Premises not be available for occupancy by the shown commencement date, the lease term shall remain the same as shown with both the commencement and expiration dates being adjusted as necessary. Lessee shall not be required to pay rent for any period of time the Premises are not tenantable due to the aforesaid delay. Lessor shall not be liable to Lessee for failure to have the Premises ready for occupancy in a timely fashion.

* Lessee may take possession prior to November 1, 1996 and rent will be prorated and billed accordingly.

         2. RENTAL. Lessee promises and agrees to pay Lessor, at the offices of the Lessor at P.O. Box 22197, Tampa, Florida, or at such other address and to such other person as Lessor may from time to time designate in writing, as annual rental for the Premises during the initial term of this Lease the sum of --- SEE RENTAL SCHEDULE, PAGE 1A --- _______________________________________________________________________ Dollars
($______________________________), due and payable monthly in advance, without the demand or setoff, in equal monthly installments of --- SEE RENTAL SCHEDULE, PAGE 1A --- ___________________________________________________________ Dollars
($______________________________), on the first day of each and every calendar month during the term of this Lease. Should the term of this Lease commence on any other day than the first day of a calendar month, there shall be an appropriate adjustment of the monthly rental payment for said partial months. As additional rental, Lessee covenants and agrees to pay to Lessor the sum of --- SEE RENTAL SCHEDULE, PAGE 1A --- _______________________________________________________________________ Dollars
($______________________________). In the event any monthly installment of rental is not received by Lessor on or before the due date of such installment. Lessee further agrees to pay to Lessor all sales, excise, and use taxes imposed by law on the rental and additional rental payments under this Lease, said taxes to be paid together with the installments and rental due hereunder. Lessor will bill Lessee for the prepayment of Lessee's first and last month's rent.

November 1, 1996 and Waived __________________________, 19____.

         3. DEFAULT AND REMEDIES. Upon the happening of any of the following events:
            (a) Lessee's continued default in the payment of any rental or other money payments due hereunder or any other money payment due Lessor under any other agreement or contract, for a period of ten (10) days; or after the date of mailing of a written notice od delinquency.

            (b) Lessee's continued default in the performance or observance of any of the other covenants or agreements herein contained for a period of ten (10) days after the date of mailing written notice thereof by Lessor to Lessee; or

            (d) Lessee's voluntary petitioning for relief under or otherwise seeking benefit of any bankruptcy, reorganization or insolvency law; or

            (e) A receiver or trustee being appointed for Lessee or its property, or

            (f) the filing of an involuntary bankruptcy, arrangement or reorganization petition against Lessee; or

            (g) Lessee making an assignment for the benefit of creditors; or

            (i) Lessee's interest under this Lease being sold under execution or other legal process; or,

            (j) Any transfer or assignment of Lessee's interest under this Lease or the Premises, by operation of law or otherwise, without the prior written consent of Lessor, or

Lessor may, in addition to all other remedies provided by law, exercise any one or more of the following options:

                (b) Terminate Lessee's right to possession under this Lease and reenter and take possession of the Premises, and relet or attempt to relet the Premises, or any part thereof, on behalf of and as the agent of the Lessee, at such rental and under such terms and conditions as Lessor may deem best under the circumstances for the purpose of reducing Lessee's liability, and Lessor shall not be deemed to have thereby accepted a surrender of the Premises, and Lessee shall remain liable for all rental and additional rental due under this Lease and for all damages suffered by Lessor because of Lessee's breach of any of the covenants of this Lease. Lessor shall apply any rentals received from such reletting first to the expenses of the Lessor, if any, incurred by reentering and placing the Premises in condition for reletting, and then to the payment of rentals due hereunder and other obligations of Lessee to the Lessor arising under this Lease. At any time during such repossession or reletting. Lessor may, by delivering written notice to the Lessee, elect to exercise its option under the following subparagraph to accept a surrender of the Premises, terminate and cancel this lease, and retake possession and occupancy of the Premises on behalf of Lessor.

                (c) Declare this Lease terminated, whereupon the term herein granted and all right, title, and interest of Lessee in and to the Premises shall end. Such termination shall be without prejudice to Lessor's right to enforce the collection of any rental or additional rental due or accrued at the termination thereof, and for such time as shall be required to evict Lessee, together with all other damages suffered by Lessor as a result of Lessee's default. Upon such termination Lessor shall have the right immediately to reenter the Premises and take possession thereof, and the Lessee shall thereupon surrender the Premises to the Lessor.

                                RENTAL SCHEDULE
                               FOR LEASE BETWEEN
                          EDGEWOOD GENERAL PARTNERSHIP
                                    (LESSOR)
                                      AND
                                 NOVACARE, INC.
                                    (LESSEE)
                                   SUITE 502
                          TOWER II, AUSTIN CENTER WEST


YEAR                   ANNUAL                   MONTHLY              LATE FEE
-------------------------------------------------------------------------------
YEAR 1               $46,375.25                $3,864.60             $193.23
YEAR 2                47,895.75                 3,991.31              199.57
YEAR 3                49,416.25                 4,118.02              205.90



All the above amounts are subject to Florida State Sales Tax of 6.5%.



                                    Page 1A

            (d) Pay or perform obligation of Lessee for Lessee's account, without prejudice to any other right or remedy of Lessor. All damages, costs, and expenses so incurred by Lessor, including any interests, penalties, and attorney's fees, shall be due and payable to Lessor on demand.

            (e) Enforce by any available procedure a landlord's lien upon any or all of Lessee's equipment, furnishings, furniture trade fixtures, inventory, and other personal property of Lessee situated on, affixed to, or kept on the Premises, Lessee hereby granting Lessor an express landlord's lien upon all such property for the full performance of each of the Lessee's obligations hereunder.

            (f) Exercise any and all rights and privileges that Lessor may have under the laws of the state of Florida or of the United States of America.

The remedies of Lessor herein are cumulative and the election to proceed by forfeiture or surrender or otherwise shall not operate as a bar to prosecution of all provisions of this Lease or of law then in force. All of Lessee's obligations under this Lease bear interest at the maximum rate from time to time permitted by law; and all costs, including reasonable attorney's and receiver's fees, if any, incurred in connection with the exercise of any of Lessor's remedies (whether by legal proceedings or otherwise), constitutes elements of Lessor's damages and shall be paid by Lessee to Lessor. In the event it becomes necessary for the Lessor to institute legal proceedings to enforce any term, condition, or covenant contained in this agreement, then in such event, Lessee agrees to pay Lessor all costs and expenses of such proceedings together with a reasonable attorney's fee through all proceedings, trials, and appeals. In the event of default by Lessee, Lessor may discontinue any and all services to the Premises without liability to Lessee for any inconvenience, hardship, business or other losses, or damages of any nature whatsoever.

         4. USE. Lessee hereby covenants to use and occupy the Premises for the sole and exclusive purpose of operating a GENERAL AND ADMINISTRATIVE office therein and activities reasonably incidental thereto, and for no other uses or purposes whatsoever without Lessor's prior written consent. Lessee covenants not to use or maintain the Premises in any unlawful manner or for any unlawful purposes, and shall promptly comply with any and all laws, ordinances, order, and regulations of any and all municipal, county, state, federal, and other governmental authorities that may pertain or apply to Lessee's occupancy, use, or business operations on the Premises at Lessee's sole cost and expense, including, but not limited to, any and all energy or fuel conservation orders or regulations promulgated by any government authority. Lessee shall make no use whatever of the Premises that would cause an increase in the fire insurance rate applicable to the Building upon the commencement of the term of this Lease, and shall not do or permit to be done any act or thing which might subject Lessor to any liability or responsibility for injury to any person or persons or to any property by reason of any business operation being conducted on the Premises. Lessee shall not bring any articles of a dangerous nature or any heating or cooking units into the Building or the Premises without the prior written consent of the Lessor. Lessee agrees that nothing will be thrown or dropped from the windows on the Premises. No safe or other heavy equipment shall be allowed in the Building unless the weight, location, and handling of the same is approved by the Lessor. Lessee shall not make any noise or odor that is objectionable to the public, to other occupants of the Building, or to Lessor, to emenate from the Premises and shall not create or maintain a nuisance thereon, and shall not disturb, solicit, or canvas any occupant of the Building, and shall not do any act lending to injure the reputation of the Building or the Premises.

         5. REPAIRS. Lessee agrees to prevent waste to and to take good care of the Premises throughout the term of this Lease. Lessee, at Lessee's sole cost and expense, shall maintain the Premises in good order and repair and in clean condition throughout the term of this Lease. Lessee, at Lessee's sole cost and expense, shall make when needed all repairs and alterations to the Premises, the Building, and the Land whenever damage or injury to the same shall have resulted from any willful or negligent act or omission by Lessee, its servants, employees, agents, visitors, invitees, customers, or licensees. If Lessee neglects or refuses promptly to make any repairs or maintenance required by this Paragraph, Lessor may perform the same on Lessee's behalf, and Lessee shall reimburse Lessor for all costs and expenses so incurred upon demand. Upon termination of this Lease in any manner, Lessee shall peaceably and quietly leave, surrender, and yield up unto Lessor the Premises broom-clean and as in good order and repair as existed upon the commencement of the term of this Lease, normal wear and tear excepted, and shall surrender all keys to the Premises and the building to the Lessor.

         6. ALTERATIONS: CONSTRUCTION LIEN PROHIBITION. Any interest of Lessor in real property or related improvements shall not be subject to any lien, mortgage or other encumbrance for improvements made by Lessee. Lessee shall not make any alterations, modifications, improvements, or additions to the Premises without Lessor's written consent, and if such consent be given, Lessee shall comply strictly with all conditions contained in such content and shall discharge and hold Lessor harmless of and from all charges for labor, services, or materials in connection with such alterations, modifications, improvements, or additions. Lessee shall not create or permit the continuation of any lien, encumbrance, or charge to attach to any interest in the Premises, and Lessee agrees to discharge any mechanic's lien which may be filed against the Premises. Lessee shall not cause any telephone, telegraph, burglar alarm, fire or smoke alarm, or other electrical or mechanical devices or attachments of any nature to be placed upon the woodwork, walls, ceiling, or floor of the Premises or the Building without the prior written consent of Lessor. Lessee shall not install any electrical equipment in the Premises which in Lessor's reasonable opinion will overload the wiring installations in the Building or interfere with the reasonable use thereof by Lessor or other tenants in the Building. Lessee further agrees that no sign, advertising or awning shall be placed on, attached to, or painted on the Land or the exterior or interior of the Premises or the Building without the prior written consent of Lessor. Lessee agrees that no boxes, plants, or other obstructions of any kind will be placed or hung in the halls, stairways, or staircase landings of the Building, or in the windows in the Premises or the Building. All windows, doors, and transoms in the Premises that reflect light into passageways or any other place in the Building shall be kept uncovered and unobstructed by Lessee; window coverings or drapes of any sort whatsoever visible from the outside of the Premises or Building, shall be placed only upon and in accordance with the prior written approval from the Lessor, and any drapes on exterior windows shall be white. Upon the termination of this Lease in any manner, all of Lessee's such alterations, modifications, improvements, and additions to the Premises shall become and remain the sole property of Lessor, or, at Lessor's sole option, Lessor may require Lessee to remove the same and restore the Premises to the same condition as existed upon the commencement of this Lease, all at Lessee's sole cost and expense. If Lessee fails or refuses to make such removal and restorations Lessor deems necessary without further notice to or consultation with Lessee, and Lessee hereby agrees to pay for the same in full within fifteen (15) days following the mailing of an invoice therefor by Lessor to Lessee at Lessee's last known address.

         7. BUILDING NAME. Lessor hereby reserves the right to change the name of the Building at any time during the term of this Lease.

         8. KEYS AND ENTRY. At all times during the term of this Lease, Lessor may retain pass keys to the Premises, may enter the Premises at all reasonable hours for reasonable purposes, may decorate or make repairs, alterations, additions, or improvements, whether structural or otherwise in or about the Premises or the Building or any part thereof, and during such alterations, repairs, improvements or decorations may temporarily close doors, entry ways, public spaces, and corridors in the Building and interrupt or temporarily suspend Building services and facilities, all without abatement of rent or affecting any of Lessee's obligations hereunder. Lessee agrees to permit Lessor and its agents entry to the Premises at any reasonable time during the term of this lease for the purpose of showing the Premises to prospective purchasers or tenants.

         9. CASUALTY. In the event the premises, or any part thereof, shall be destroyed or damaged by fire or other casualty to the extent that the same shall not be tenantable by Lessee, Lessor, at Lessor's sole option, either may elect to cancel this Lease as of the time of the damage to or destruction of the Premises, whereupon Lessee shall be relieved from any payment of rent accruing thereafter, or Lessor may elect to restore the Premises by repairs or reconstruction at Lessor's sole cost and expense, in which event the amount of rents payable hereunder shall be abated for the period of repairs in proportion to the amount of the Premises which shall be untenantable by Lessee. As used herein, the term "casualty" means fire, hurricane, flood, tornado, rain, wind, or other acts of God, regardless of whether the same reasonably could be foreseen; riot, civil commotion, or other acts of a public enemy; and theft, vandalism, or other criminal or tortious acts of third parties.

         10. INDEMNITY. Lessee shall defend, indemnify, and hold Lessor harmless of and from any and all losses, damages, claims, costs and expenses, including reasonable attorney's fees, arising out of any claim asserted by any person against Lessor for loss of, or damage or injury to, person or property, caused by an act, fault, omission, or neglect of Lessee or any person on or about the Premises with Lessee's consent, actual or implied, including, without limitation, any employee, agent, or invitee of Lessee. Lessor shall not be liable to Lessee for any latent defect in the Premises or for any injuries to person or damage to property sustained while in, on, or about the Premises from any cause whatsoever other than the active negligence of Lessor, its agents or employees; and Lessor will not be responsible for money, jewelry, or personal property of any kind lost or stolen in the Premises, nor for damage to Lessee's property caused by bursting and leaking pipes in the Premises or the Building, unless Lessee shall have notified Lessor in writing of an existing defect in said pipes and the Lessor shall have had a reasonable time in which to repair the same.

         11. ASSIGNMENT. Lessee shall not have the right to assign this Lease, or any interest herein, nor to sublet the Premises, or any part thereof, without the prior written consent of Lessor, which shall not be unreasonably withheld.

         12. QUIET ENJOYMENT. Lessee hereby covenants and agrees to pay all rental reserved hereunder at the times and in the manner herein provided, and to fully and faithfully comply, perform, and abide by each and every term stipulation, and agreement herein contained; and upon the said faithful compliance Lessee shall have peaceable and undisturbed possession of the Premises during the term aforesaid without let or hindrance from any person whomsoever lawfully claiming the same.

         13. FIXTURES. Lessee may install or affix to the Premises such equipment and trade fixtures as are reasonably necessary for the conduct of Lessee's business operations therein with the Lessor's prior written consent; and upon termination of this Lease for any reason other than Lessee's default, Lessee may remove the same provided that after such removal Lessee restores the Premises at Lessee's expense to the same condition as existed prior to the installation of such equipment or fixtures. It is understood and agreed, however, that any floor coverings, water fountain, stove, or other appurtenants attached to the floor or any part of the Premises by Lessee shall at the termination of this Lease or any renewal thereof, remain the property of Lessor and shall not be removed unless Lessor requests Lessee to remove same to be notified at initial approval. Lessee shall promptly pay and discharge and shall indemnify and hold Lessor harmless of and from, all tangible personal property taxes and assessments now or hereafter taxed, assessed, imposed, or levied by any lawful authority against or upon any fixtures, equipment, or personal property located in the Premises during the term of this Lease.

         14. UTILITIES. Lessor agrees, while Lessee is not in default under this Lease, to furnish the Premises with air conditioning and heat during the appropriate seasons (not to exceed temperatures prescribed by any energy conservation regulations or orders of any governmental authority having jurisdiction thereof), a reasonable supply of water for lavatory and drinking purposes, reasonable electrical service for standard office use and machines, and elevator service for passengers. All of the foregoing shall be furnished only during the hours from 8:00 a.m. to 6:00 p.m., Monday through Friday, except legal holidays. Lessor agrees to furnish reasonable janitorial service for the Premises five days per week. Lessor, however, shall not be liable for failure to furnish any of the foregoing, whether such failure is caused by conditions beyond the control of Lessor or by accidents, repairs, or strikes, or otherwise; nor shall such failure constitute a breach of the terms of this Lease on the part of Lessor; nor shall Lessor be liable under any circumstances for loss of or injury to person or property, however occurring through or in connection with or incidental to the furnishing of any of the foregoing. In connection with the furnishing of said services, Lessee shall permit Lessor and his agents to enter into or upon the Premises at all times in connection with said services and for the purpose of inspecting the Premises or to make repairs, alterations, or additions. Lessee shall pay, discharge, defend, indemnify, and hold Lessor harmless of and from all charges for telephone service, electrical service for computers and similar machines, gas, and all other utilities used in connection with the Premises not provided by the Lessor.

         15. EXPENSE. (a) As additional rental, Lessee hereby covenants and agrees to pay to Lessor on January 1 of the calendar year immediately following the year during which the initial term of this Lease commences, Lessee's pro rata share of the sum of the following:*

                 (1) The amount by which the Taxes, as hereinafter defined, for the calendar year in which the initial term of the Lease commences exceed
$ 1996 Base Year grossed up to reflect 90% occupancy (hereinafter called the "Base Annual Tax Rate"). As used in this Paragraph, the term "Taxes" means the aggregate amount of real property taxes and assessments taxed, assessed, imposed, or levied by any lawful authority upon the Land and the Building in any calendar year during the term of this Lease.

                 (2) The amount by which the Operating Expenses, as hereinafter defined, for the calendar year in which the initial term of this Lease commences exceeds $ 1996 Base Year grossed up to reflect 90% occupancy (hereinafter called "the Base Annual Operating Expense Rate"). See Exhibit "C". SEE ALSO ADDENDUM.

             (b) Commencing on January 1 of the calendar year following the year during which the initial term of this Lease commences, and continuing on the first day of each calendar month thereafter until the expiration or other termination of this Lease, Lessee shall pay to Lessor as additional monthly rental an amount equal to one-twelfth of the Lessee's pro rata share of the sum of: (1) The excess of the Taxes for the Preceding calendar year over the Base Annual Tax Rate; and (2) the excess of Operating Expenses for the preceding calendar year over the Base Annual Operating Expense Rate. In the event that Lessor has not advised Lessee on or before January 1 of any calendar year of such pro rata share, as hereinafter provided. Lessee shall continue to make monthly payments to Lessor in any amount equal to one-twelfth of Lessee's pro rata share for the last year in which Lessee has been so advised. At the end of each calendar year following the year in which the initial term of this Lease commences, through and including the end of the calendar year in which the expiration or other termination of this Lease occurs. Lessor shall calculate the actual excesses of Taxes and Operating Expenses for such year over the Base Annual Tax Rate and the Base Annual Operating Expense Rate, respectively and shall advise Lessee in writing of the Lessee's pro rata share of such excesses. In the event that the amount of additional monthly rental collected under this Paragraph 15 for the preceding twelve-month period is less than such actual excesses for said year. Lessee shall remit the balance thereof to the Lessor within ten (10) days after the receipt of such notice. In the event that the amount of additional monthly rental collection hereunder for the preceding twelve-month period is greater than the actual excesses for such year, Lessor shall remit the difference to the Lessee along with said notice within ten (10) days.

* Should the closing of Lessor's books not allow the presentation of Lessee's pro rata share by January 1, Lessee agrees that Lessor may present Lessee's pro rata share retroactive to January 1 upon closing of the books. Lessor will use all diligence to prepare billings in a timely fashion.

     15. LESSOR'S WORK. Lessor agrees to furnish and install as per Lesser's drawings in the Premises those items described in the schedule attached hereto as in Exhibit "B" and made a part hereof:

          Landlord agrees to perform the following at Landlord expense:

          a)   Remove all wallcovering
          b)   Paint suite
          c) Install new mini blinds in executive office and remove overhead lighting fixture
          d)   Install lower cabinet with formica counter and cold water sink
          e)   Install VCT in supply room
          f)   Install magnetic keypad entrance system with intercom
          g)   Install three (3) dedicated duplex outlets
          h)   Make ceiling tile uniform
          i) Keep existing chair railing and wood base and add wood base for new walls only
          j)   Install vinyl base in storage area
          k)   Remove upper cabinet in training area
          l)   Install water line for refrigerator
          m)   Buildout per layout

     17. MOVING No furniture may be moved in or out of the building without prior consent of Lessor. Arrangements for moving must be made with Lessor's office and must be supervised by Lessor's representative. Lessee agrees to pay for any and all damages to any part of the Building or Premises because if such moving, by either Lessee, his agents or movers. No moving shall be permitted between the hours at 8:00 a.m. and 5:00 p.m., Monday through Friday.

     18. INSURANCE TO BE MAINTAINED BY LESSEE. Lessee shall Insure all its properly in the demised premises against damage by fire, including extended coverage, in any amount as determined by Lessor in consultation with Lessee. The Lessee shall also maintain at its expense, throughout the Term. Insurance against loss of liability in connection with bodily injury, death, property damage and destruction occurring within the Premises or arising out or the use thereof by the Lessee or its agents, employees, officers, or invitees, visitors and guests under one or more policies or general public liability insurance having such limits as to each as are reasonably required by the Lessor from time to time (but in no event loss than (a) One Million Dollars (1,000,0000.00) for injury to or death of any one or more persons during any one occurrence and
(b) Five Hundred Thousand Dollars ($500,000.00) for property damage or destruction during any one occurrence. Such policies shall provide that they shall not be cancellable without at least thirty (30) days prior written notice to the Lessor (and, at the request of Lessor, any mortgagee), and shall be issued by Insurers of recognized responsibility licensed to do business in Florida.

     19. WAIVER OF SUBROGATION. If either party hereto is paid any proceeds under any policy of Insurance naming any party as an Insured, on account of such loss, damage or liability, then such party hereby releases, the other party hereto, to and only the extent of the amount of such proceeds, from any and all liability for such loss, damage or liability, notwithstanding that such loss, damage or liability, amy arise out of negligent or intentionally tortious act or omission of the other party, its agents or employees, provided that such release shall be effective only with respect to loss or damage occurring during such times as the appropriate policy of insurance of the releasing party provides that such releases shall not impair the effectiveness of such policy or the Insured's ability to recover thereunder. Each party shall use the reasonable efforts to have a clause to such effect included in its said policies, and shall promptly notify the other in writing if such clause cannot be included in any policy.

     20. PARKING AREAS. Lessor agrees to provide and maintain for the use of Lessee, In common with others, the parking area adjacent to the leased premises. The lessor reserves the right to, exclusively for the use of the tenants, promulgate reasonable rules and regulations relating to the use of such parking area, including assignment of specific parking areas exclusively for the use of certain tenant, and such limitations as may in the opinion of the Lessor be necessary and desirable. Lessee and Lessee's employees shall park their cars only in those portions of the parking area designated for that purpose by the Lessor. Further, Lessee and its employees are expressly prohibited from parking in any portion of the parking area designated or marked for visitors parking only. Anything in this paragraph to the contrary, notwithstanding, Lessee shall not be entitled to use any covered parking area without first entering into a separate parking agreement with respect thereto and paying fees required thereby.

     21. ESTOPPEL CERTIFICATES. Lessee agrees, at any time and from time to time, upon not five (5) days prior written notice by Lessor, to execute, acknowledge and deliver to the Lessor or its designatee a statement in writing certifying (i) that this lease is unmodified and in full force and effect or if modified, that the lease is in full force and effect and stating date of such modifications, (ii) the dates to which rent and other changes hereunder have been paid by the Lessee, (ii) the amount of any prepaid rent or credit due to the Lessee hereunder (iv) that the Lessee has accepted possession of the leased premises and the date on which the Term commenced, (v) whether, to the best knowledge of the Lessee, the Lessor is ten in default in the performance or any of its obligations, hereunder, and, if so, specifying the nature of each default, and (vi) as to any other fact or condition reasonably requested by the Lessor or first mortgagee or prospective first mortgagee or purchaser of any or all Lessor's interests, or any assignee or prospective assignee of any interest of Lessor under this Lease.

     22. HOLDING OVER. The Lessee shall not continue to occupy the Premises after the expiration or earlier termination of the term or any renewal thereof, unless the Lessor consents in writing to such continuation of occupancy, in which event (i) such occupancy shall unless the parties hereto otherwise agree in writing (be deemed to be under a month-to-month tenancy, which shall continue until either party hereto notifies the other in writing, by at least fifteen (15) days before the end of any rent paying period. In which event such tenancy shall so terminate, (ii) anything contained in the foregoing provisions of this section to the contrary, notwithstanding, the rental payment with respect to each such monthly period shall equal one twelfth (1/12) of the base rent and the additional rent payable under the provision of Section 15 (calculated in accordance of such of Section 15 as if this lease had been renewed for a period of twelve (12) full calendar months after such expiration or earlier termination of the Term or such renewal), and (iii) such month-to-month tenancy shall be upon the same terms and subject to the same conditions as those set forth in the provision of this Lease; provided that if Lessor gives to the Lessee, by at least fifteen (15) days before the end of any rent paying period during such month to month tenancy, written notice that such terms and conditions (including any thereof relating to the amount and payment of rent) shall, after such month, be modified in any manner specified in such notice, then tenancy shall, after such period, be upon the terms and subject to the said conditions as so modified.

     23. APPLICABLE LAW. This lease shall be given effect and construed by application of the law of Florida, and any action or proceeding arising hereunder shall be brought in the courts of Florida: provided that if any such action or proceeding arises under the constitution, laws or treaties of the United States of America, or if there is a diversity of citizenship between the parties hereto, so that it may be brought in the, United States District Court, it may be brought in the United States District Court for the District of Florida.

     24. SEVERABILITY. No determination by any court governmental body or otherwise that any provision of this Lease or any amendment hereof is invalid or enforceability of a) any other such provision, or b) such provision in any circumstance not controlled by such determination. Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with applicable law.

         25. NO JOINT VENTURE. Any intention to create a joint venture or a partnership relation between the parties hereto is hereby expressly disclaimed.

         26. LESSOR'S REVERSION. Lessee agrees that this Lease shall at all times be subject to a subordinate to the lien of any and all first mortgages now or hereinafter placed by Lessor on the Premises, the Building, or the Land; and Lessee agrees from the time to time to execute, to acknowledge, and deliver any instrument of subordination required by any first mortgagee of the Premises, the Building or the land. Upon the transfer of any or all of the Lessor's interest in this Lease, or any or all of the Lessor's interest in the Land, or both, regardless of whether such transfer is characterized as voluntary or by operation of law, conditional or unconditional, absolute or as security for performance of an obligation, Lessee agrees to execute, acknowledge, and deliver to such a transferee, upon demand, any and all instruments of attornment required by such transferee. Lessee additionally agrees to execute and deliver to such transferee, either prior to or simultaneously with such transfer, a signed writing acknowledging the status of this Lease. Upon the absolute transfer of the reversion to any party the person executing this Lease as Lessor shall thereupon be relieved of any and all further obligation to Lessee hereunder.

         27. NOTICES. Any notices or demand required under this Lease or by law shall be in writing and shall be deemed to have been delivered when mailed by registered or certified mail, return receipt requested, with sufficient postage affixed and addressed to Lessee at the Premises and to Lessor at P.O. Box 22197 Tampa, Florida 33622. Such addresses may be changed by written notice as provided in this Paragraph. Lessee hereby waives the giving of any and all statutory notices that may be required under the laws of the State of Florida.

         28. CONDEMNATION. If all or any portion of the Premises is condemned for any public use or purpose by any legally constituted authority with the result that the same are no longer reasonably suitable for Lessee's continued use thereof, then Lessee shall have the option of cancelling this Lease, and rent shall be accounted for between Lessor and Lessee of the date of taking.
In the event of condemnation of the Premises, the Building, or the Land, or any portion thereof, Lessor shall be entitled to all compensation to be paid by the condemning authority, Lessee may pursue any claim Lessee may have for business interruption or moving expenses, provided said claim does not diminish the Lessor's award.

         29. RENEWAL. Provided that no default is then existing or continuing in the performance of any of the terms or covenants of this Lease, Lessor hereby grants Lessee the option of renewing and extending the term of this Lease for one additional term of three years, commencing at midnight on the expiration of the initial term of the Lease, upon such terms and conditions as are mutually agreed upon in writing by the parties hereto. In the event Lessor and Lessee are unable to reach a mutual written agreement as to all such terms and conditions prior to the expiration of the initial term of this Lease, the Option herein granted shall be deemed null and void. The renewal option herein granted shall be exercised by notifying Lessor in writing at least ninety (90) days prior to the expiration of the initial term of this Lease.

         30. INTEGRATION, MODIFICATION, AND WAIVER. This instrument contains all the agreements and conditions made between the parties hereto and may not be modified, changed, or terminated, in whole or in part, orally, or in any other manner than by an agreement in writing, signed by all parties hereto or their respective successors in interest. The receipt of rent by Lessor with knowledge of any breach of this Lease by Lessee or of any default on the part of Lessee in the observance or performance of any of the conditions or covenants of this Lease, shall not be deemed to be a waiver of any provision of this Lease. No waiver of any default on the part of Lessee nor any extension of time by Lessor to Lessee for any purpose whatsoever shall be held or deemed to be a waiver of any of the terms of this Lease or any default thereafter occurring, and no termination of this Lease in any manner shall affect the rights of the parties against each other as of the time of such termination. If Lessee makes any payment of any amount less than that due hereunder Lessor without notice may accept the same as a payment on account; the Lessor shall not be bound by any notation on any check involving such payment nor any statement in any accompanying letter. No failure on the part of Lessor to enforce any covenant or provision herein contained, nor any waiver of any right hereunder by the Lessor, unless in writing, shall discharge or invalidate such covenant or provision or affect the right of Lessor to enforce the same in the event of subsequent breach or default. The receipt by Lessor of any rent or other sum of money or any other consideration hereunder paid by Lessee after the termination, in any manner, of the term herein demised, or after the giving by Lessor of any notice hereunder to effectuate such termination, shall not reinstate, continue, or extend the term herein demised, or destroy, or in any manner impair the efficacy of any such notice or termination as may have been given hereunder by Lessor to Lessee prior to the receipt of any such sum of money or other consideration, unless so agreed to in writing and signed by the Lessor. Neither the acceptance of keys nor any other act or thing done by Lessor, its agents or employees, during the term herein demised shall be deemed to be an acceptance of a surrender of the Premises, excepting only an agreement in writing signed by the Lessor accepting or agreeing to accept such a surrender. Any right herein granted to the Lessor to terminate this Lease shall apply to any extension or renewal of the term herein demised, and the exercise of any such right during the term herein demised shall terminate any extension or renewal of the term herein demised, and any right on the part of Lessee thereto. No act or conduct of any nature or character on the part of Lessor, its agents or employees, other than an agreement in writing signed by the Lessor, shall be construed as a waiver of the provision of this paragraph irrespective of any circumstances existing at the time of such act or conduct. Regardless of any other understanding this Lease is not to be considered effective until fully executed by both Lessor and Lessee.

         31. INTERPRETATION. The covenants herein contained shall bind, and the benefits hereof inure to, the respective heirs, personal representatives, successors, and assigns of all parties hereto, jointly and severally. Unless the context requires otherwise, the singular shall be construed to include the plural and vice versa. The paragraph headings used herein are for indexing purposes only and are not to be used in interpreting or construing the terms of this Lease.

         32. RIGHT TO RELOCATE.  See Exhibit "F".



         IN WITNESS WHEREOF, Lessor and Lessee have caused this instrument to be duly executed as of the date first hereinabove set forth.

Signed, sealed, and delivered
in the presence of:

        VERONICA BEELLS                  By: EDGEWOOD GENERAL PARTNERSHIP (SEAL)
-----------------------------------        -------------------------------------

         ALICIA STEWART                  Attest:        ALFORD S. ??????
-----------------------------------             --------------------------------
     Witnesses as to Lessor                                  "LESSOR"


        KIEREN P. SHERRY                            NOVACARE, INC.        (SEAL)
-----------------------------------        -------------------------------------

         KATHY BRUMLACH                 By:            ?????????????????
-----------------------------------        -------------------------------------
     Witnesses as to Lessor                                  "LESSEE"

                                        NAME TYPED:     Robert E. Healy, Jr.
                                                   -----------------------------

                                        TITLE:                CEO
                                              ----------------------------------